Exhibit 12(b)
                                  CERTIFICATION

     Mark D. Nerud, President and Principal Executive Officer, and Daniel W. Koors, Treasurer and Principal Financial Officer of Montgomery Street Income Securities, Inc. (the "Fund"), each certify that to his knowledge:

     1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.



/s/ Mark D. Nerud                           /s/ Daniel W. Koors
By: Mark D. Nerud                           By: Daniel W. Koors
President and                               Treasurer and
Principal Executive Officer                 Principal Financial Officer

Date: September 8, 2006                     Date: September 8, 2006